As filed with the Securities and Exchange Commission on July 15, 2003

Registration No. 333-105962

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT

Under The Securities Act of 1933

ENTEGRIS, INC.

(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation or organization)	41-1941551 (I.R.S. Employer Identification No.)

James E. Dauwalter

Chief Executive Officer and President

Entegris, Inc.

3500 Lyman Boulevard

Chaska, Minnesota 55318

(952) 556-3131

Copies to:

John T. Kramer, Esq.

Dorsey & Whitney LLP

50 South Sixth Street, Suite 1500

Minneapolis, Minnesota 55402

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. Neither we nor the selling shareholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated July 15, 2003

PRELIMINARY PROSPECTUS

ENTEGRIS, INC.

25,000,000 Common Shares

We may from time to time sell up to 15,500,000 shares of our common stock and the selling shareholders may from time to time sell up to 9,500,000 shares of our common stock. We will not receive any proceeds from the sale of shares by the selling shareholders.

We and the selling shareholders may from time to time offer and sell our respective shares of common stock in the same offering or in separate offerings. We and the selling shareholders may offer and sell our respective shares of common stock from time to time through public or private transactions, on or off the Nasdaq National Market, at prevailing market prices or at privately negotiated prices.

This prospectus describes the general manner in which our common stock may be offered using this prospectus. We will provide the specific terms of the offering in supplements to this prospectus. This prospectus may not be used to offer and sell our common stock unless accompanied by a prospectus supplement.

Our common stock is traded on the Nasdaq National Market under the symbol “ENTG.” On July 14, 2003, the last sale price of our common stock as reported on the Nasdaq National Market was $14.08 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The shares of common stock we offer may involve a high degree of risk. The risks associated with an investment in our shares will be described in a prospectus supplement.

The date of this prospectus is                             , 2003.

PROSPECTUS SUMMARY

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf process, we and the selling shareholders described under the heading “Selling Shareholders” in this prospectus and the applicable prospectus supplement may sell shares of our common stock. Each time we or the selling shareholders sell shares of our common stock using this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, even if this prospectus is delivered to you after that date or you buy shares of our common stock after that date. Our business, financial condition, results of operations and prospects may have changed since that date. Information contained on our website does not constitute part of this prospectus. In this prospectus, references to “Entegris,” “we,” “us” and “our” refer to Entegris, Inc., together with our consolidated subsidiaries.

The registration statement that contains this prospectus (including the exhibits filed with and incorporated by reference to the registration statement) contains additional information about us and the shares of our common stock offered under this prospectus. That registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

ENTEGRIS, INC.

We are a leading provider of materials integrity management solutions to the microelectronics industry, in particular, the semiconductor manufacturing and disk manufacturing markets. Our materials integrity management solutions for the semiconductor industry assure the integrity of materials as they are handled, stored, processed and transported throughout the semiconductor manufacturing process, from raw silicon wafer manufacturing to packaging of completed integrated circuits. These solutions enable our customers to protect their investment in work-in-process and finished devices by facilitating the safe handling, purity and precision processing of the critical materials used in their manufacturing processes.

With over 10,000 standard and customized products, we believe we provide the most comprehensive portfolio of materials integrity management products to the microelectronics industry. Our wafer shippers, wafer transport and process carriers, standard mechanical interface pods and work-in-process boxes preserve the integrity of wafers as they are transported from wafer manufacturers to semiconductor manufacturers, processed into finished wafers and integrated circuits and subsequently tested, assembled and packaged. We also provide chemical delivery products, such as valves, fittings, tubing, pipe and containers, that assure the consistent and safe delivery and storage of sophisticated chemicals between chemical manufacturers and semiconductor manufacturers’ point-of-use. To complement our product offerings, we offer customized services, such as sub-micron and product cleaning, maintenance and optimization services, product re-use solutions, certification, and repair and maintenance capability for our products and cleaning equipment.

We sell our products worldwide to over 1,000 customers, who represent a broad base of leading suppliers to the microelectronics industry. Our customers in the semiconductor industry include wafer manufacturers, chemical suppliers, equipment manufacturers, device manufacturers and assemblers. Our semiconductor customers include Amkor/Anam, Applied Materials, Ashland Chemical, IBM, Infineon, Texas Instruments and TSMC. Our customers in data storage manufacturing include IBM, Komag and Seagate Technology.

CAUTIONARY INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created by that statute. In some cases, you can identify forward looking statements by terminology such as “expects,” “anticipates,” “intends,” “may,” “should,” “plans,” “believes,” “seeks,” “estimates,” “could,” “would” or the negative of such terms or other comparable terminology. Such forward-looking statements are based upon current expectations and beliefs and involve numerous risks and uncertainties, both known and unknown, that could cause actual events or results to differ materially from these forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable as of the date of this prospectus, we cannot guarantee future results, levels of activity, performance or achievements. We undertake no duty to update any of the forward-looking statements after the date of this prospectus.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we will use the net proceeds from the sale by us of common stock hereunder for general corporate purposes or to finance acquisitions related to our business. We will not receive any of the proceeds from the sale of shares of our common stock hereunder by the selling shareholders.

SELLING SHAREHOLDERS

WCB Holdings LLC, the Entegris, Inc. Employee Stock Ownership Plan and certain of our directors and officers listed in the following table may from time to time offer and sell up to 4,500,000, 3,000,000 and 2,000,000 shares of common stock, respectively, pursuant to this prospectus and the applicable prospectus supplement. The following table sets forth certain information regarding the beneficial ownership of common stock as of July 10, 2003 by WCB Holdings LLC, the Entegris, Inc. Employee Stock Ownership Plan and certain of our directors and officers as well as the number of shares they may sell pursuant to this prospectus and the applicable prospectus supplement. The selling shareholders listed in the following table include those shareholders and their transferees, pledgees, donees or successors. The percentage of outstanding shares beneficially owned before the offering is based on 72,190,231 shares of common stock outstanding as of July 10, 2003. The number and percentage of shares beneficially owned after the offering assumes the sale of 15,500,000 newly issued shares to be sold by us and 9,500,000 shares to be sold by the selling shareholders. Our registration of the 9,500,000 shares of common stock held by selling shareholders does not necessarily mean that selling shareholders will sell all or any of such shares of common stock because there currently are no agreements, arrangements or understandings with respect to the sale or distribution of any of our common stock by the selling shareholders.

Name	Shares Beneficially Owned Prior to the Offering(1)(2)		Shares to be Sold Pursuant to this Prospectus	Shares Beneficially Owned After the Offering
	Number	Percent		Number	Percent
WCB Holdings LLC(3)	15,265,608	21.2%	4,500,000	10,765,608	12.3%
Entegris, Inc. Employee Stock Ownership Plan(4)	8,831,707	12.2%	3,000,000	5,831,707	6.7%
James E. Dauwalter(5)	4,414,413	6.1%	1,082,500	3,331,913	3.8%
John D. Villas(6)	442,835	*	105,000	337,835	*
Stan Geyer(7)	2,149,430	3.0%	510,000	1,639,430	1.9%
Daniel R. Quernemoen(8)	980,481	1.4%	230,000	750,481	*
James A. Bernards(9)	79,310	*	20,000	59,310	*
Robert J. Boehlke(10)	83,210	*	20,000	63,210	*
Paul L. H. Olson(11)	15,000	*	3,000	12,000	*
Gary F. Klingl(12)	42,000	*	10,000	32,000	*
Roger D. McDaniel(13)	61,632	*	15,000	46,632	*
Robert A. Nelson(14)	40,975	*	2,000	38,975	*
Michael W. Wright(15)	124,707	*	2,500	122,207	*

*	Less than 1% of currently outstanding common stock.
(1)	This registration statement also shall cover any additional shares of common stock which become issuable in connection with the shares registered for sale hereby by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock.
(2)	Information about the beneficial ownership of our shares prior to this offering has been given to us by the selling shareholders. The inclusion of any shares of common stock in this table does not constitute an admission of beneficial ownership for the named selling shareholder.

(3)	The Bongard Family Limited Partnership holds approximately 78.5% of the voting interests of WCB Holdings LLC, which obtained its shares from Mr. Bongard in 1996 in connection with Mr. Bongard’s estate planning, and the remainder of the voting interests are held by the following trusts for children and grandchildren of Wayne C. Bongard: The Wayne C. Bongard Grandchildren’s Trust, Bongard Family Limited Partnership, The Wayne C. Bongard Children’s Trust, Cynthia F. Bongard Qualified Terminable Interest Trust, Estate of Wayne Bongard and The Wayne C. Bongard Irrevocable Stock Accumulation Trust. Each of these trusts disclaims beneficial ownership of the Entegris shares held by WCB Holdings LLC.
(4)	With respect to any matter that requires a shareholder vote, each ESOP participant has the right to direct the trustee of the ESOP as to how to vote all shares held in the participant’s ESOP account. No individual ESOP account holds more than 5% of our outstanding shares.
(5)	Includes 634,063 shares held directly, 642,380 shares issuable pursuant to options exercisable within 60 days following July 10, 2003, 588,949 shares held by family members, 252,145 shares allocated Mr. Dauwalter’s individual account under the Employee Stock Ownership Plan and 2,296,876 shares held in family trusts and foundations. Mr. Dauwalter is our Chief Executive Officer and President and one of our directors.
(6)	Includes 183,495 shares held directly, 140,630 shares issuable pursuant to options exercisable within 60 days following July 10, 2003 and 118,710 shares allocated Mr. Villas’ individual account under the Employee Stock Ownership Plan. Mr. Villas is our Chief Financial Officer.
(7)	Includes 537,113 shares held directly, 647,118 shares issuable pursuant to options exercisable within 60 days following July 10, 2003, 224,175 shares held by family members, 262,691 shares allocated Mr. Geyer’s individual account under the Employee Stock Ownership Plan and 478,333 shares held in family trusts and foundations. Mr. Geyer is Chairman of the Board of Directors and one of our directors.
(8)	Includes 409,791 shares held directly, 9,000 shares issuable pursuant to options exercisable within 60 days following July 10, 2003, 200,341 shares held by family members and 361,349 shares allocated Mr. Quernemoen’s individual account under the Employee Stock Ownership Plan. Mr. Quernemoen is one of our directors.
(9)	Includes 22,310 shares held directly and 57,000 shares issuable pursuant to options exercisable within 60 days following July 10, 2003. Mr. Bernards is one of our directors. In addition, Mr. Bernards serves as a trustee of the Bongard Family Limited Partnership and of several of the trusts, which hold interests in WCB Holdings LLC. Mr. Bernards also serves as the personal representative of the estate of Wayne C. Bongard.
(10)	Includes 26,210 shares held directly and 57,000 shares issuable pursuant to options exercisable within 60 days following July 10, 2003. Mr. Boehlke is one of our directors.
(11)	Includes 15,000 shares issuable pursuant to options exercisable within 60 days following July 10, 2003. Mr. Olson is one of our directors.
(12)	Includes 42,000 shares issuable pursuant to options exercisable within 60 days following July 10, 2003. Mr. Klingl is one of our directors.
(13)	Includes 4,632 shares held directly and 57,000 shares issuable pursuant to options exercisable within 60 days following July 10, 2003. Mr. McDaniel is one of our directors.
(14)	Includes 2,000 shares held directly and 38,975 shares issuable pursuant to options exercisable within 60 days following July 10, 2003. Mr. Nelson is our Vice President of Human Resources.
(15)	Includes 10,483 shares held directly (7,500 of which are subject to a restricted stock grant) and 114,224 shares issuable pursuant to options exercisable within 60 days following July 10, 2003. Mr. Wright is our Chief Operating Officer.

DESCRIPTION OF COMMON STOCK

A description of our common stock is included in our Amendment No. 6 to Form S-1 filed July 10, 2000, including any amendment or report filed for the purpose of updating such description, which is incorporated by reference. You may request a copy of this registration statement in the manner described under the heading “Where You Can Find More Information.”

PLAN OF DISTRIBUTION

We or the selling shareholders may sell or distribute some or all of our respective shares of common stock from time to time in one or more transactions:

•	directly to purchasers in transactions (which may involve crosses and block transactions) on the Nasdaq National Market, in privately negotiated transactions or in the over-the-counter market;

•	through dealers, brokers or other agents;

•	through underwriters; or

•	through a combination of any of the above.

Such transactions may be effected:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Brokers, dealers or other agents participating in such transactions as agents may receive compensation in the form of discounts, concessions or commissions from us or the selling shareholders (and, if they act as agent for the purchaser of the shares, from the purchaser). Such discounts, concessions or commissions as to a particular broker, dealer or other agent might be in excess of those customary in the type of transaction involved.

The selling shareholders and any such brokers, dealers or other agents that participate in such distribution may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, and any discounts, commissions or concessions received by any such brokers, dealers or other agents might be deemed to be underwriting discounts and commissions under the Securities Act.

We will provide a supplement to this prospectus to disclose the specific shares to be sold, the public offering price of the shares to be sold, the names of any underwriters, brokers, dealers or other agents employed by us or the selling shareholders in connection with such sale, and any underwriting commissions or discounts paid by us or the selling shareholders.

Any person engaged in a distribution of the shares of common stock offered by this prospectus, including the selling shareholders, may not simultaneously engage in market activities with respect to our common stock for the applicable period under Regulation M under the Securities Exchange Act of 1934, as amended. Regulation M and other provisions under the Exchange Act may limit the timing of purchases and sales of any of the shares by the selling shareholders. These provisions may affect the marketability of the shares offered by this prospectus.

Any underwriter may engage in over-allotment, stabilizing and syndicate short covering transactions and penalty bids in accordance with Regulation M. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate short covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim selling concessions from dealers when the securities originally sold by such dealers are purchased in covering transactions to cover syndicate short positions. These transactions may cause the price of the offered common stock to be higher than it would otherwise be. These transactions, if commenced, may be discontinued by the underwriters at any time.

Underwriters, dealers and agents may be entitled, under agreements entered into with us or the selling shareholders, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, and to reimbursement by us or the selling shareholders for expenses.

Certain of any such underwriters, dealers or agents and their associates may engage in transactions with and perform services for us in the ordinary course of business.

In connection with the offer and sale of the shares of common stock by us and the selling shareholders, various state securities laws and regulations require that any such offer and sale should be made only through the use of a broker-dealer registered as such in any state where we or the selling shareholders engage such broker-dealer and in any state where such broker dealer intends to offer and sell shares.

The selling shareholders also may resell all or a portion of the shares of our common stock in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, as amended, provided they meet the criteria and conform to the requirements of such rule.

Any common stock sold pursuant to this prospectus will be listed on the Nasdaq National Market, subject to official notice of issuance in the case of common stock sold by us.

LEGAL MATTERS

The validity of the shares offered by this prospectus has been passed upon for us by Dorsey & Whitney LLP, Minneapolis, Minnesota.

EXPERTS

The consolidated financial statements and schedule of Entegris, Inc. and subsidiaries as of August 31, 2002 and August 25, 2001, and for each of the years in the three-year period ended August 31, 2002, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the August 31, 2002 financial statements refers to a change in accounting for goodwill.

WHERE YOU CAN FIND MORE INFORMATION

Federal securities law requires us to file information with the Securities and Exchange Commission concerning our business and operations. We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy these documents at the public reference facility maintained by the SEC at Judiciary Plaza, 450 Fifth Street, NW, Room 1024, Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public on the SEC’s web site at http://www.sec.gov. You can also inspect our reports, proxy statements and other information at the offices of the Nasdaq National Market.

We have filed with the SEC a registration statement on Form S-3 to register the common stock to be sold in connection with this prospectus. This prospectus, which forms a part of the registration statement, does not contain all of the information included or incorporated in the registration statement. The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC (including all filings prior to the effectiveness of this registration statement) under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended:

•	our Annual Report on Form 10-K for the fiscal year ended August 31, 2002;

•	our Quarterly Reports on Form 10-Q for the quarters ended November 30, 2002 and March 1, 2003;

•	our Current Reports on Form 8-K filed on February 11, 2003 (as amended on April 25, 2003) and on June 19, 2003 (including the information furnished pursuant to Item 9 therein); and

•	the description of our common stock contained in our Amendment No. 6 to Form S-1 filed July 10, 2000, including any amendment or report filed for the purpose of updating such description.

Upon written or oral request, we will provide to each person to whom a copy of this prospectus is delivered, at no cost, a copy of any of the documents that are incorporated by reference into this prospectus. You may request a copy of any of the above filings by writing or telephoning us at the following address:

John D. Villas, Chief Financial Officer

Entegris, Inc.

3500 Lyman Boulevard

Chaska, Minnesota 55318

(952) 556-3131

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

SEC Registration Fee	$25,100
Accounting Fees and Expenses	50,000
Legal Fees and Expenses	125,000
Miscellaneous	2,400
Printing Expenses	75,000
Nasdaq Filing Fee	22,500

Total	$300,000

All fees and expenses other than the SEC registration fee are estimated. The expenses listed above will be paid by Entegris, Inc. (the “Company”).

Item 15.    Indemnification of Officers and Directors

Section 302A.521, subd. 2, of the Minnesota Statutes requires the Company to indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person with respect to the Company, against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys’ fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions if such person (1) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties or fines; (2) acted in good faith; (3) received no improper personal benefit, and statutory procedure has been followed in the case of any conflict of interest by a director; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) in the case of acts or omissions occurring in the person’s performance in the official capacity of director or, for a person not a director, in the official capacity of officer, board committee member or employee, reasonably believed that the conduct was in the best interests of the Company, or, in the case of performance by a director, officer or employee of the Company involving service as a director, officer, partner, trustee, employee or agent of another organization or employee benefit plan, reasonable believed that the conduct was not opposed to the best interests of the Company. In addition, Section 302A.521, subd. 3, requires payment by the Company, upon written request, of reasonable expenses in advance of final disposition of the proceeding in certain instances. A decision as to required indemnification is made by a disinterested majority of the Board of Directors present at a meeting at which a disinterested quorum is present, or by a designated committee of the Board, by special legal counsel, by the shareholders, or by a court.

Provisions regarding indemnification of officers and directors of the Company are contained in the Company’s Restated Articles of Incorporation and Bylaws, each of which are incorporated herein by reference.

The Company maintains a directors and officers insurance policy.

Item 16.    List of Exhibits

Exhibit No.		Description

1.1		Form of Underwriting Agreement (to be filed by amendment or by Current Report on Form 8-K pursuant to Item 601(b) of Regulation S-K).

4.1

Specimen of Common Stock Certificate (incorporated by reference to the Company’s Registration Statement on Form S-1 (No. 333-33668), filed with the Commission on July 10, 2000, as amended through the date hereof).

5.1	*	Opinion of Dorsey & Whitney LLP regarding legality.

23.1		Consent of KPMG LLP.

23.2	*	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1 to this Registration Statement).

24.1	*	Power of attorney from directors of Entegris, Inc. (included on the signature page).

*	Previously filed.

Item 17.    Undertakings

The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change to such information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in the information set forth in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the

Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chaska, State of Minnesota, on July 15, 2003.

ENTEGRIS, INC.

By:	/s/ JAMES E. DAUWALTER
James E. Dauwalter President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ JAMES E. DAUWALTER James E. Dauwalter	President, Chief Executive Officer and Director (Principal Executive Officer)	July 15, 2003

/s/ JOHN D. VILLAS John D. Villas	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 15, 2003

* Stan Geyer	Director and Chairman of the Board	July 15, 2003

* Daniel R. Quernomoen	Director	July 15, 2003

* James A. Bernards	Director	July 15, 2003

* Robert J. Boehlke	Director	July 15, 2003

* Paul L. H. Olson	Director	July 15, 2003

* Gary F. Klingl	Director	July 15, 2003

* Roger D. McDaniel	Director	July 15, 2003

*By:	/s/ JOHN D. VILLAS
Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.		Description

1.1		Form of Underwriting Agreement (to be filed by amendment or by Current Report on Form 8-K pursuant to Item 601(b) of Regulation S-K).

4.1

Specimen of Common Stock Certificate (incorporated by reference to the Company’s Registration Statement on Form S-1 (No. 333-33668), filed with the Commission on July 10, 2000, as amended through the date hereof).

5.1	*	Opinion of Dorsey & Whitney LLP regarding legality.

23.1		Consent of KPMG LLP.

23.2	*	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1 to this Registration Statement).

24.1	*	Power of Attorney (included on the signature pages).

*	Previously filed.